As filed with the Securities and Exchange Commission on May 20, 2016

Registration No. 333-207949

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Cerecor Inc.

(Exact name of Registrant as Specified in its charter)

Delaware	45-0705648
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

400 E. Pratt Street

Suite 606

Baltimore, Maryland

(410) 522-8707

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cerecor Inc. 2015 Omnibus Incentive Compensation Plan

(Full title of the plan)

Uli Hacksell

President and Chief Executive Officer

Cerecor Inc.

400 E. Pratt Street

Suite 606

Baltimore, Maryland

(410) 522-8707

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Brent B. Siler

Cooley LLP

1299 Pennsylvania Avenue, NW, Suite 700

Washington, DC 20004

(202) 842-7800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

DEREGISTRATION OF SECURITIES

On November 12, 2015, the Company filed a Registration Statement on Form S-8 (Registration Statement No. 333-207949) (the “Form S-8”) registering 1,655,935 shares of the Company’s Common Stock, $0.001 par value (“Shares”), to be issued to participants under the Company’s 2015 Omnibus Incentive Compensation Plan (the “Plan”). The Company is no longer issuing securities under the Plan. This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 is being filed in order to deregister all Shares that were registered under the Form S-8 and remain unissued under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland on May 20, 2016.

Cerecor Inc.

By	/s/ Uli Hacksell
Uli Hacksell
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Uli Hacksell, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to the Registration Statement on Form S-8 of Cerecor Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of May, 2016.

Signature	Title

/s/ Uli Hacksell	President, Chief Executive Officer and Chairman of the Board
Uli Hacksell	(Principal Executive Officer)

/s/ Mariam E. Morris	Chief Financial Officer
Mariam E. Morris	(Principal Financial and Accounting Officer)

/s/ Thomas Aasen	Director
Thomas Aasen

/s/ Eugene A. Bauer	Director
Eugene A. Bauer

/s/ Isaac Blech	Director
Isaac Blech

/s/ Phil Gutry	Director
Phil Gutry

/s/ Magnus Persson	Director
Magnus Persson

/s/ Behshad Sheldon	Director
Behshad Sheldon